     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

          PREMIER BANCSHARES, INC                                     PREMIER CAPITAL TRUST 1
(Exact Name of Registrant as Specified in Charter)         (Exact Name of Registrant as Specified in Charter)

                GEORGIA                                                       DELAWARE
         (State of Incorporation                                         State of Incorporation
            or Organization)                                               or Organization)

               58-1793778                                                    Applied For
            (I.R.S. Employer                                              (I.R.S. Employer
         Identification Number)                                        Identification Number

           2180 Atlanta Plaza                                           2180 Atlanta Plaza
       950 East Paces Ferry Road                                    950 East Paces Ferry Road
        Atlanta, Georgia 30326                                       Atlanta, Georgia 30326

If this Form relates to the registration of a  class of    If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange       securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction       Act and is effective pursuant to General Instruction
A.(c), please check the following box.  [x]                A.(d), please check the following box.  [_]

Securities Act Registration Statement File Number to which this
Form relates:                                                     333-38461
                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered
        -------------------                      ------------------------------

  Cumulative Trust Preferred Securities            American Stock Exchange
     (and the Guarantee with respect thereto)

Securities to be registered pursuant to Section
12(g) of the Act:

                                     None

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THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES, CERTAIN EXHIBITS ARE
INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-3 FILED ON OCTOBER 22, 1997.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

          For the full description of Premier Capital Trust I's Cumulative
Trust Preferred Securities (the "Preferred Securities") and the Guarantee of Premier Bachshares, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-3 (Registration No, 333-38461) filed with the Securities and Exchange Commission on October 22, 1997 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.   Exhibits.

          2.1 Certificate of Trust of Premier Capital Trust I. Incorporated by reference to Exhibit 4.5 to the Registration Statement.

          2.2(a) Trust Agreement of Premier Capital Trust I. Incorporated by reference to Exhibit 4.6 to the Registration Statement.

          2.2(b) Form of Amended and Restated Trust Agreement of Premier Capital Trust I. Incorporated by reference to Exhibit 4.7 to the Registration Statement.

          2.3 Form of Preferred Security Certificate for Premier Capital Trust I. Incorporated by reference to Exhibit 4.8 to the Registration Statement (included as an exhibit to Exhibit
                    4.7 of the Registration Statement).

          2.4 Form of Preferred Securities Guarantee Agreement for Premier Capital Trust I. Incorporated by reference to Exhibit 4.10 to the Registration Statement.

          2.5 Form of Indenture between Premier Bancshares, Inc. and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

          2.6 Form of Subordinated Debenture. Incorporated by reference to Exhibit 4.9 to the Registration Statement (included as an exhibit to Exhibit 4.3 to the Registration Statement).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date:  November 6, 1997


PREMIER BANCSHARES, INC.                     PREMIER CAPITAL TRUST I


By: /s/ Darrell D. Pittard                   By: /s/ Darrell D. Pittard
    -------------------------------------        -------------------------------
    Darrell D. Pittard, Chairman and Chief       Darrell D. Pittard, Trustee
    Executive Officer


                                             By: /s/ Robert C. Oliver
                                                 -------------------------------
                                                 Robert C. Oliver, Trustee